Exhibit 99.1

Customer Insights into SCWorx’s Technology

NEW YORK--(BUSINESS WIRE) - February 8, 2019-- SCWorx Corp. (f/k/a Alliance MMA, Inc.) (Nasdaq: WORX) offers customer insights into its leading SaaS Supply Chain technology.

“SCWorx is comprised almost entirely of hospital operators.  We have worked in finance, operating rooms, stock rooms and supply and sourcing departments” said Marc Schessel, CEO of SCWorx, “these experiences have helped us to better understand the issues that our customers have to deal with on a very personal level - and have served to shape the design of our solutions.”

Todd Keating, Network Chief Financial Officer of The University of Vermont Health Network commented, “for longer than I can remember, hospitals have been islands unto themselves, relying on outside parties to compare, contrast and baseline our services. The problem has always been that we were all speaking a different language and, even when using outside companies, we were never quite certain as to their processes for comparing us. With SCWorx we will finally have a database that ties hospitals’ data together to create one purchasing, utilization and billing syntax, which will allow us to compare ourselves instantaneously with our peers. This new expanded database will allow my colleagues and I to have substantive conversations, compare our processes and learn from each other with the goal of normalizing the business processes to effect lower costs, not just within our system, but throughout the healthcare ecosystem. This platform will enable our information systems to seamlessly communicate, allowing us to collaborate as a team to achieve substantial cost reductions.”

Charlie Miceli, Network Vice President & Chief Supply Chain Officer of The University of Vermont Health Network added, for years we have been looking for a single application that will be able to synchronize the various databases we use to collect critical business information necessary to optimize our purchasing, identify physician practice deviations and efficiently process ordering and billing transactions. SCWorx provides us a platform that will allow us to synchronize a majority of our business applications, thus helping us make accurate and rapid fact-based decisions. Additionally, the solution will enable us to track these decisions enterprise wide, so we can make quick and accurate course corrections, as necessary. With SCWorx we have expanded our supply chain capabilities, because now in addition to cost containment pursuits, we can now focus on how products are actually being utilized within the clinical departments - ultimately changing our focus from just cost management to supporting total cost of care management.

 About SCWorx-

SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications. Together these software systems have been credited with the healthcare providers’ customers tending to realize reduced medical expenses, while healthcare providers have tended to experience expanded revenues and more successful and safer clinical outcomes. The SCWorx software solution ultimately transforms many aspects of the healthcare providers’ business through its delivery of highly accurate, real-time information that offers the executives of these healthcare providers the ability to optimize many areas of their day-to-day operations, negotiate better contracts with their vendors and payors and make better decisions with respect to strategic purchases.

Forward-looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include but are not limited to SCWorx may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations and the availability of sufficient resources of the combined company to meet its business objectives and operational requirements.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Source: SCWorx Corp.

SCWorx Corp.

John Price, CFO

jprice@scworx.com